Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Tarena International, Inc.:

We consent to the use of our report with respect to the consolidated financial statements incorporated herein by reference.

/s/ KPMG Huazhen (SGP)

Beijing, China

May 28, 2015